Exhibit 10.2

PROMISSORY NOTE PAYOFF AGREEMENT

Morrison & Foerster LLP (“Holder”), states as follows:

1. That Holder is the legal and beneficial holder of a certain Promissory Note dated on or about January 25, 2013 in the principal amount of $1,125,000 (“Note”) made by Pure Bioscience, Inc., a Delaware corporation (the “Maker”).

2. That neither the Note nor any of the rights of the Holder thereunder have been sold, assigned, hypothecated, pledged or otherwise transferred or disposed of by Lender to anyone whomsoever.

3. Upon receipt of $500,000.00 by Holder, on or about December 23, 2013, Holder agrees that the Note has been paid and fully satisfied in all respects, and Holder releases all claims for payment of monies due under the Note.

4. Holder hereby agrees to execute and deliver such further documents and instruments, and to take such further actions as may be reasonable and necessary to fully implement the provisions of this Promissory Note Payoff Agreement.

Dated: December 18, 2013

HOLDER: Morrison & Foerster LLP

/s/ Patrick M. Cavaney
By:	Patrick M. Cavaney
Title:	Chief Operating Officer

ACKNOWLEDGED: Pure Bioscience, Inc.

/s/ Peter C. Wulff
By:	Peter C. Wulff
Title:	Chief Financial Officer and Chief Operating Officer